      As filed with the Securities and Exchange Commission on July 11, 2003

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        BINDVIEW DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

           TEXAS                                                 76-0306721
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


      5151 SAN FELIPE, 25TH FLOOR
            HOUSTON, TEXAS                                         77056
(Address of Principal Executive Offices)                         (Zip Code)

       BINDVIEW DEVELOPMENT CORPORATION 2000 INDIAN STOCK OPTION PLAN AND
          BINDVIEW DEVELOPMENT CORPORATION 2000 EMPLOYEE INCENTIVE PLAN
                            (Full title of the plan)

                                 D.C. TOEDT III
                       VICE PRESIDENT AND GENERAL COUNSEL
                        BINDVIEW DEVELOPMENT CORPORATION
                           5151 SAN FELIPE, 25TH FLOOR
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                  713/561-4000
          (Telephone number, including area code, of agent for service)

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                         ATTENTION: ROBERT F. GRAY, JR.


                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES TO      AMOUNT TO BE REGISTERED      OFFERING PRICE PER         AGGREGATE OFFERING              AMOUNT OF
    BE REGISTERED                   (1)(2)                    SHARE (3)                 PRICE (3)                REGISTRATION FEE
----------------------      -----------------------    -----------------------    -----------------------    -----------------------
Common Stock, no par          4,900,000 shares (4)           $10,192,000                   $2.08                     $824.53
value per share

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of such security on July 9, 2003, as reported by The Nadsaq Stock Market, Inc.

(4) Consists of 4,400,000 shares of Common Stock to be issued pursuant to the BindView Development Corporation 2000 Employee Incentive Plan and 500,000 shares of Common Stock to be issued pursuant to the BindView Development Corporation 2000 Indian Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         1. The Annual Report on Form 10-K of BindView Development Corporation, a Texas corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") on March 31, 2003, as amended on Form 10-K/A filed with the Commission on April 30, 2003.

     2. The Quarterly Report on Form 10-Q of the Registrant filed with the Commission on May 15, 2003.

     3. The Current Report on Form 8-K of the Registrant filed with the Commission on February 3, 2003.

     4. The Current Report on Form 8-K of the Registrant filed with the Commission on May 28, 2003.

     5. The description of the Registrant's Common Stock, no par value per share, contained in the Registration Statement on Form S-3 of the Registrant (Reg. No. 333-35696), originally filed with the Commission on April 26, 2000, as amended by Amendment No. 1 thereto on Form S-3/A filed with the Commission on May 11, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act ("Article 2.02-1") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, such indemnification is mandatory. The Registrant's Bylaws, as amended, provide for indemnification of its present and former directors to the fullest extent provided by Article 2.02-1. The Registrant currently maintains directors' and officers' insurance to reimburse the Registrant in the event that indemnification of a director or officer is required.

         The Registrant's Bylaws, as amended, further provide for indemnification of directors and officers against reasonable expenses incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

          The Registrant's Amended and Restated Articles of Incorporation eliminate the liability of directors for monetary damages for an act or omission committed in the director's capacity as a director, except to the extent a director is found liable for (i) a breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         The Registrant's Amended and Restated Articles of Incorporation further limit a director's liability if the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute is hereafter amended to authorize the further elimination or limitation of the liability of the directors of the Registrant. If such applicable statute does hereafter eliminate or limit a director's liability, then the liability of a director of the Registrant shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Registrant provided by the Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      4.1     -      Amended and Restated Articles of Incorporation of the
                     Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No.
                     333-52883), filed with the Commission on May 15, 1998).

      4.2     -      Bylaws of the Registrant, as amended May 23, 2002
                     (incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q, filed with the
                     Commission on August 14, 2002).

      4.3     -      Specimen of Common Stock Certificate (incorporated by
                     reference to Exhibit 4.2 to the Registrant's Registration
                     Statement on Form S-1 (Reg. No. 333-52883), filed with the
                     Commission on May 15, 1998).

      4.4     -      BindView Development Corporation 2000 Indian Stock Option
                     Plan, as amended through March 30, 2001 (incorporated by reference to Exhibit 10.43 to the Registrant's Annual
                     Report of Form 10-K, as amended, filed with the Commission on March 31, 2003).

      4.5     -      BindView Development Corporation 2000 Employee Incentive
                     Plan, as amended through March 30, 2001 (incorporated by reference to Exhibit 10.44 to the Registrant's Annual
                     Report of Form 10-K, as amended, filed with the Commission on March 31, 2003).

      5.1*    -      Opinion of Fulbright & Jaworski L.L.P.

      23.1*   -      Consent of Independent Accountants.

      23.2*   -      Consent of Fulbright & Jaworski L.L.P. (included in
                     Exhibit 5.1 to this Registration Statement).

      24.1*   -      Powers of Attorney (contained on page 5).

----------

     * Filed herewith.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include, any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on July 10, 2003.

                                    BINDVIEW DEVELOPMENT CORPORATION

                                    /s/ ERIC J. PULASKI
                                    ---------------------------------------
                                    Eric J. Pulaski
                                    Chairman of the Board, Chief Executive
                                    Officer and President (Principal
                                    Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Eric J. Pulaski and Edward L. Pierce his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                        Date
---------------------   ----------------------------------------   -------------
/s/ ERIC J. PULASKI      Chairman of the Board, Chief Executive   July 10, 2003
---------------------       Officer and President (Principal
Eric J. Pulaski                    Executive Officer)

/s/ EDWARD PIERCE         Director, Senior Vice President and      July 8, 2003
---------------------           Chief Financial Officer
Edward L. Pierce             (Principal Financial Officer)

/s/ KEVIN COHN          Vice President, Chief Accounting Officer   July 7, 2003
---------------------     and Corporate Controller (Principal
Kevin P. Cohn                     Accounting Officer)

                                        Director                   _______, 2003
---------------------
Peter T. Dameris
                                        Director                   _______, 2003
---------------------
Richard A. Hosley II
                                        Director                   July 7, 2003
/s/ ROBERT D. REPASS
---------------------
Robert D. Repass
                                        Director                   July 9, 2003
/s/ ARMAND S. SHAPIRO
---------------------
Armand S. Shapiro

EXHIBIT INDEX

Exhibit Number                            Description
--------------       -----------------------------------------------------------

      4.1       -    Amended and Restated Articles of Incorporation of the
                     Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No.
                     333-52883), filed with the Commission on May 15, 1998).

      4.2       -    Bylaws of the Registrant, as amended May 23, 2002
                     (incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q, filed with the
                     Commission on August 14, 2002).

      4.3       -    Specimen of Common Stock Certificate (incorporated by
                     reference to Exhibit 4.2 to the Registrant's Registration
                     Statement on Form S-1 (Reg. No. 333-52883), filed with the
                     Commission on May 15, 1998).

      4.4       -    BindView Development Corporation 2000 Indian Stock Option
                     Plan, as amended through March 30, 2001 (incorporated by reference to Exhibit 10.43 to the Registrant's Annual
                     Report of Form 10-K, as amended, filed with the Commission on March 31, 2003).

      4.5       -    BindView Development Corporation 2000 Employee Incentive
                     Plan, as amended through March 30, 2001 (incorporated by reference to Exhibit 10.44 to the Registrant's Annual
                     Report of Form 10-K, as amended, filed with the Commission on March 31, 2003).

      5.1*      -    Opinion of Fulbright & Jaworski L.L.P.

      23.1*     -    Consent of Independent Accountants.

      23.2*     -    Consent of Fulbright & Jaworski L.L.P. (included in
                     Exhibit 5.1 to this Registration Statement).

      24.1*     -    Powers of Attorney (contained on page 5).

----------

     * Filed herewith.